UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2005

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

InfoSpace, Inc. and Victor Melfi, Chief Strategy Officer, have reached agreement whereby Mr. Melfi’s employment with the Company will terminate as of December 31, 2005. Pursuant to the terms of the Employment Agreement dated November 19, 2003, between InfoSpace and Mr. Melfi, and subject to the execution of a release by Mr. Melfi of the Company from any claims that existed or may have existed at any time up to the date of separation (with the exception of any claims arising under the Indemnification Agreement between the Company and Mr. Melfi which remains in full effect and certain other categories of claims enumerated in the Employment Agreement), Mr. Melfi will receive a total severance payment of $458,333, less lawful and required withholdings. Pursuant to the terms of his Employment Agreement, Mr. Melfi will also receive twelve months of paid COBRA health benefits and acceleration of vesting of certain outstanding stock options for which he will have twelve months to exercise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2005

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel